                                                                      Exhibit 25
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
             ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               -----------------

                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                   36-4046888
                      (I.R.S. Employer Identification No.)


     111 E. WACKER DRIVE, SUITE 3000

            CHICAGO, ILLINOIS                               60601
(Address of Principal Executive Officer)                  (Zip Code)

                               -----------------

                                 DAVID S. VICK
                        FIRST TRUST NATIONAL ASSOCIATION

                        111 E. WACKER DRIVE, SUITE 3000

                            CHICAGO, ILLINOIS 60601

                           Telephone: (312) 228-9415

           (Name, Address, and Telephone Number of Agent for Service)

                               -----------------

                           FEDERAL MOGUL CORPORATION
              (Exact Name of Obligor as Specified in its Charter)


                 MICHIGAN                                 33-0533580

     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

            WORLD HEADQUARTERS
       26555 NORTHWESTERN HIGHWAY
          SOUTHFIELD, MICHIGAN                              48034
(Address of Principal Executive Offices)                  (Zip Code)

                          8.80% SENIOR NOTES DUE 2007
                        (Title of Indenture Securities)


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
ITEM 1. GENERAL INFORMATION.

        FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

        (A) Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency, Washington, D.C.

        (B) Whether it is authorized to exercise Corporate Trust Powers.

        Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

        FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:




                             As of August 20, 1997


                               Col. A                            Col. B
                               -------                           -------
                                                                 Amount
                             Title of Class                    Outstanding
           ------------------------------------------------    ------------

        Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

        IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

        (A) Title of the Securities outstanding under each such other Indenture.

        Not applicable by virtue of response to Item 13.

        (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the Trusteeship under any such other Indenture, including a statement as to how the Indenture Securities will rank as compared with the Securities issued under such other Indenture.

        Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS
        WITH THE OBLIGOR OR UNDERWRITERS.

     IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.


   Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE
        OBLIGOR OR ITS OFFICIALS.

   FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.



                             As of August 20, 1997



          Col. A            Col. B      Col. C                Col. D
------------------------   --------  -------------     ----------------------

                                                        Percentage of Voting
                                        Amount         Securities Represented
                           Title of     Owned            by Amount Given on

       Name of Owner        Class     Beneficially              Col. C
------------------------  ---------  -------------     ----------------------


Not applicable by virtue of response to Item 13.


ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

   FURNISH THE FOLLOWINGS INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.



                             As of August 20, 1997



          Col. A           Col. B       Col. C                 Col. D

------------------------  ---------   ------------     -----------------------
                                                        Percentage of Voting
                                        Amount         Securities Represented

                           Title of     Owned            by Amount Given in


       Name of Owner        Class     Beneficially              Col. C

------------------------  ---------  -------------     -----------------------

 Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

        FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:



                                As of August 20, 1997
       Col.            Col. B               Col. C                     Col. D
     --------------   --------      -------------------------   -------------------
                       Whether
                         the
                      Securities
                         are        Amount Owned Beneficially
                       Voting or      or Held as Collateral        Percent of Class
                       Nonvoting     Security for Obligations   Represented by Amount
     Title of Class   Securities            in Default              Given in Col. C
     --------------   ----------    -------------------------   ---------------------


        Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.




                             As of August 20, 1997
              Col. A                    Col. B              Col. C                 Col. D
---------------------------------    ------------    ----------------------    ----------------
                                                          Amount Owned
                                                       Beneficially or Held    Percent of Class
                                                      as Collateral Security    Represented by
                                        Amount         for Obligations in        Amount Given
Name of Issuer and Title of Class     Outstanding      Default by Trustee          in Col. C
---------------------------------     -----------      ---------------------    ---------------


        Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE(1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR(2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH
THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.




                             As of August 20, 1997
             Col. A                     Col. B               Col. C                 Col. D
---------------------------------    ------------    ----------------------    ----------------
                                                          Amount Owned
                                                       Beneficially or Held    Percent of Class
                                                      as Collateral Security    Represented by
                                        Amount         for Obligations in        Amount Given
Name of Issuer and Title of Class     Outstanding      Default by Trustee          in Col. C
---------------------------------     -----------      ---------------------    ---------------


        Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.


                                As of August 20, 1997


        IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

      Col. A               Col. B             Col. C             Col. D
___________________     ___________        ______________    _________________
                                            Amount Owned
                                            Beneficially
                                              or Held
                                            as Collateral
                                            Security for     Percent of Class
                                             Obligations      Represented by
Name of Issuer and         Amount            in Default        Amount Given
 Title  of Class        Outstanding          by Trustee          in Col. C
__________________      ___________        ______________    ________________

        Not applicable by virtue of response to Item 13.


ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

        EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:


                             As of August 20, 1997


      Col. A                              Col. B                 Col. C
Nature of Indebtedness               Amount Outstanding         Date Due
______________________               __________________         ________

        Not applicable by virtue of response to Item 13.


ITEM 13. DEFAULTS BY THE OBLIGOR.

        (A) State whether there is or has been a default with respect to the Securities under this Indenture. Explain the nature of any such default.

        There is not nor has there been a default with respect to the securities under this Indenture.


        (B) If the Trustee is a Trustee under another Indenture under which any other Securities, or Certificates of Interest or participation in any other Securities, of the Obligor are outstanding, or is Trustee for more than one outstanding Series of Securities under the Indenture, state whether there has been a default under any such Indenture or Series, identify the Indenture or Series affected, and explain the nature of any such default.


        There is not nor has there been a default with respect to the securities under this Indenture. The trustee is not a trustee under other indentures under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding.


ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

        IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

        Not applicable by virtue of response to Item 13.


ITEM 15. FOREIGN TRUSTEE.

        IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

        Not applicable.

ITEM 16. LIST OF EXHIBITS.

    LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

        1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 333-19025.

        2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1, Registration No. 33-64175.

        3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1, Registration No. 33-64175.

        4. A copy of the existing By-Laws of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1, Registration No. 333-26727.

        5.  Not applicable by virtue of response to Item 13.

        6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

        8.  Not applicable.

        9.  Not applicable.

                                   SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, a National Banking Association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago, and state of Illinois, as of 20th day of August, 1997.



                                FIRST TRUST NATIONAL ASSOCIATION






                                By /s/ David S. Vick
                                   ___________________________________________
                                                  David S. Vick
                                      Vice President and Assistant Secretary

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
              AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC --BALANCE SHEET



                                                                                                      DOLLAR AMOUNTS IN
                                                                                                          THOUSANDS
-----------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                RCON
    a. Noninterest-bearing balances and currency and coin (1).........................      0081      53,059      1.a
    b. Interest-bearing balance(2)....................................................      0071           0      1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A).....................      1754           0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...................      1753       3,215      2.b
 3. Federal funds sold and securities purchased under agreements to resell............      1350           0      3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule           RCON
       RC-C).......................................................      2122        0                            4.a
    b. LESS: Allowance for loan and lease losses...................      3123        0                            4.b
    c. LESS: Allocated transfer risk reserve.......................      3128        0                            4.c
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)........................                         2125           0      4.d
 5. Trading assets....................................................................      3545           0      5.
 6. Premises and fixed assets (including capitalized leases)..........................      2145         115      6.
 7. Other real estate owned (from Schedule RC-N)......................................      2150           0      7.
 8. Investment in unconsolidated subsidiaries and associated companies (from Schedule
    RC-M).............................................................................      2130           0      8.
 9. Customers' liability to this bank on acceptances outstanding......................      2155           0      9.
10. Intangible assets (from Schedule RC-M)............................................      2143      49,565     10.
11. Other assets (from Schedule RC-F).................................................      2160       3,367     11.
12. Total assets (sum of items 1 through 11)..........................................      2170     109,321     12.

_______________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Schedule RC -- Continued                                                            DOLLAR AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:
                                                                                      RCON
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)    2200          0      13.a
                                                                                      RCON
         (1) Noninterest-bearing (1).............................................     6631          0      13.a.1
         (2) Interest-bearing....................................................     6636          0      13.a.2
      b. In foreign offices. Edge and Agreement subsidiaries, and IBFs...........
         (1) Noninterest-bearing.................................................
         (2) Interest-bearing....................................................
14.   Federal funds purchased and securities sold under agreements to
      repurchase.................................................................     2800          0     14.
15.   a. Demand notes issued to the U.S. Treasury................................     2840          0     15.a
      b. Trading liabilities.....................................................     3548          0     15.b
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less...........................     2332          0     16.a
      b. With a remaining maturity of more than one year through three years.....     A547          0     16.b
      c. With a remaining maturity of more than three years......................     A548          0     16.c
17.   Net applicable
18.   Bank's liability on acceptances executed and outstanding...................     2920          0     18.
19.   Subordinated notes and debentures (2)......................................     3200          0     19.
20.   Other liabilities (from Schedule RC-G).....................................     2930      2,024     20.
21.   Total liabilities (sum of items 13 through 20).............................     2948      2,024     21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus..............................     3838          0     23.
24.   Common stock...............................................................     3230      1,000     24.
25.   Surplus (exclude all surplus related to preferred stock)                        3839    106,712     25.
26.   a. Undivided profits and capital reserves..................................     3632       (415)    26.a
      b. Net unrealized holding gains (losses) on available-for-sale
      securities.................................................................     8434          0     26.b
27.   Cumulative foreign currency translation adjustments........................
28.   Total equity capital (sum of items 23 through 27)..........................     3210    107,297     28
29.   Total liabilities and equity capital (sum of items 21 and 28)..............     3300    109,321     29.
Memorandum
To be reported only with the March Report of Condition.
 1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external auditors as of any date during 1996.......     6724        N/A     M.1


 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

 4 = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

 5 = Review of the bank's financial statements by external auditors

 6 = Compilation of the bank's financial statements by external auditors

 7 = Other audit procedures (excluding tax preparation work)

 8 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited life preferred stock and related surplus.